Exhibit 5.3

July 13th, 2012

EVERTEC, LLC

EVERTEC Finance Corp

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

Re:	EVERTEC, LLC and EVERTEC Finance Corp.
Registration Statement on Form S-4 (Registration No. 333-182006)
Initially Filed on June 8, 2012

Ladies and Gentlemen:

We have acted as special Costa Rican counsel to ATH Costa Rica Sociedad Anonima, a Costa Rican corporation (“ATH”), and Tarjetas Inteligentes Internacionales Sociedad Anonima, a Costa Rican corporation (“Tarjetas” and together with ATH, the “Companies”), in connection with the Registration Statement on Form S-4, as amended (File No. 333-182006) (the “Registration Statement”) filed by EVERTEC, LLC, a Puerto Rico limited liability company and EVERTEC Finance Corp., a Puerto Rico corporation (together the “Co-Issuers”), the Companies and certain other “Guarantors” identified in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the issuance by the Co- Issuers of $40,000,000 aggregate principal amount of their 11% Senior Notes due 2018 (the “Exchange Securities”) and the issuance by the Companies and the other Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Securities. The Exchange Securities and the related Guarantees will be issued under an indenture dated as of September 30, 2010, as supplemented on April 17, 2012, and May 7, 2012, among the Co-Issuers, the Companies, the other Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), (the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

We have examined the Indenture as supplemented on April 17, 2012, and May 7, 2012, which – as we have been informed by the Co-Issuers – has been filed with the Commission as an exhibit to the Registration Statement. We have also reviewed such corporate records of the Companies, such certificates of public officials and such other documents as we have deemed it necessary or appropriate to review for purposes of this opinion letter. As to factual matters, we have assumed the correctness of and relied upon the recitals, statements, representations and warranties of the parties contained in the Indenture and in certificates provided pursuant to or in connection with the Indenture or otherwise provided to us, and we have made no independent inquiries or investigations.

In making such examination and in expressing our opinions, we have further assumed, without investigation or inquiry:

(a)	the due organization and existence of all parties to the Indenture, except to the extent that we express an opinion in Paragraph 1 below regarding the existence of the Companies,

(b)	the due authorization of the Indenture by all parties thereto, except to the extent that we express an opinion in Paragraph 2 below regarding the authorization of the Indenture by the Companies,

(c)	the due execution and delivery of the Indenture by the parties thereto, in substantially the form submitted to us, duly completed in a full, accurate and consistent manner, except to the extent that we express an opinion in Paragraph 3 below regarding the execution and delivery of the Indenture by the Companies,

(d)	that each of the parties to the Indenture has the legal right, power and authority to enter into the Indenture and to consummate the transactions contemplated thereby, except to the extent that we express an opinion in Paragraph 1 below regarding the corporate power and corporate authority of the Companies, and

(e)	that all signatures on any executed documents furnished to us are genuine, all original documents submitted to us are authentic originals and all certified or other reproductions of documents submitted to us conform to the original documents.

Based upon the foregoing and subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

1.	The Companies incorporated in Costa Rica (a) are validly existing and in good standing as corporations (Sociedades Anonimas) under the law of Costa Rica and (b) have the corporate power and authority to execute and deliver the Indenture and perform their respective obligations thereunder.

2.	The execution and delivery by the Companies of the Indenture and the performance by the Companies of their respective obligations thereunder have been duly authorized by all requisite corporate action on the part of the Companies.

3.	The Indenture has been duly executed and delivered by the Companies.

The opinions expressed herein are limited to the laws of Costa Rica. Our opinion is rendered as of the date hereof.

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. This opinion may also be relied upon by Akin, Gump, Strauss, Hauer & Feld, L.L.P. for the purpose of rendering their opinion to you in relation to the Registration Statement.

Very truly yours,

/s/ Consortium – Laclé & Gutiérrez

Consortium – Laclé & Gutiérrez